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                                  EXHIBIT 99.1

COMMUNITY
CAPITAL                                                       NEWS
CORPORATION                                                   RELEASE

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For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, AVP/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com

August 19, 2002

FOR IMMEDIATE RELEASE

                 CAPITALBANK PLANS TO ESTABLISH BRANCH TO SERVE
                HISPANIC COMMUNITY IN GREENVILLE, SOUTH CAROLINA

Greenwood, SC - Community Capital Corporation (AMEX: CYL) announces plans for its subsidiary, CapitalBank (BancoCapital), to open a new branch in Greenville, South Carolina designed to serve the banking needs of the area's growing Hispanic community. The company is joining Hispanic leaders in Greenville in the endeavor and expects to open the office during the fourth quarter of this year, pending regulatory approval. The office will be located at 2520 Wade Hampton Boulevard and will provide a full array of banking products and culturally sensitive services for Hispanics that are currently not available in traditional banking institutions in the upstate.

William G. Stevens, President and CEO of Community Capital Corporation and CapitalBank, stated, "The growth of the Hispanic population in the Greenville area is phenomenal, and our research indicates that this group is underserved by our industry."

"We have joined with Hispanic business leaders from the Greenville area who will continue to guide our marketing efforts as we learn more about the Hispanic culture and their banking needs."

Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations to a single subsidiary. CapitalBank operates 13 branches throughout South Carolina. The bank offers a full range of banking services, including a wealth management group featuring a wide array of financial services, with personalized attention, local decision making and strong emphasis on the needs of individuals and small to medium-sized businesses.

                               www.comcapcorp.com

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the year ended June 30, 2002.